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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /x/  Soliciting Material Pursuant to Section 240.14a-12

                   COMPUTER ASSOCIATES INTERNATIONAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Contacts:       COMPUTER ASSOCIATES               CITIGATE SARD VERBINNEN
                Bob Gordon                        Denise DesChenes/Jamie Tully
                Public Relations                  212-687-8080
                631-342-2391
                bobg@ca.com

                Robert Cirabisi
                Investor Relations
                631-342-4878
                robert.cirabisi@ca.com

                          COMPUTER ASSOCIATES STATEMENT
                           ON NEW WYLY PROXY CHALLENGE

ISLANDIA, N.Y., June 27, 2002 - Computer Associates International,
Inc. (CA) today issued the following statement in response to Sam Wyly's decision to mount another proxy challenge against CA.

           "We don't believe that Mr. Wyly's decision to mount a distracting and costly proxy challenge is in the best interests of the company or its shareholders.

           "The fact is that CA is delivering on the commitments made last year and most observers agree CA's business model is working well and delivering sustainable competitive advantage. Customer satisfaction is increasing and CA is ahead of its financial goals. Furthermore, we have continued to strengthen our corporate governance, most recently by adding the former chief accountant for the SEC and one of the country's foremost corporate governance experts to our board. In addition, our board has adopted state-of-the art corporate governance principles designed to ensure the strongest possible board oversight and alignment with shareholder interests.

           "We will be filing our proxy statement in due course and will oppose any of Mr. Wyly's nominees. While this is an unwanted distraction, we intend to remain focused on our customer service initiatives and on building value for shareholders."

CA noted that its largest shareholder, in an April 25 letter to Mr. Wyly, reaffirmed his support for CA, its management and recent initiatives to improve corporate governance and customer service.

IMPORTANT INFORMATION

We plan to file a proxy statement with the Securities and Exchange Commission relating to our solicitation of proxies from our stockholders with respect to our 2002 annual meeting of stockholders. WE ADVISE YOU TO READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission's Internet web site at WWW.SEC.GOV. You may also obtain a free copy of our proxy statement, when it becomes available, and other relevant documents by writing to us at One Computer Associates Plaza, Islandia, New York 11749, or by visiting our Internet web site at WWW.CA.COM.


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ABOUT COMPUTER ASSOCIATES

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness management through industry-leading brands: Unicenter for infrastructure management, ETrust for security management, BrightStor for storage management, CleverPath for portal and business intelligence, AllFusion for application life cycle management, Advantage for data management and application development, and Jasmine for object-oriented database technology. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, visit http://ca.com.

                                      # # #

(C)2002 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.